SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                    Date of Report: September 29, 2000

                    W.R. CARPENTER NORTH AMERICA, INC.
          (Exact name of registrant as specified in its charter)

     STATE OF DELAWARE         333-31187             54-1049647
     (State or other          (Commission          (IRS Employer
     jurisdiction of           File Number)         Identification No.)
     incorporation)

                         7433 North First Street,
                             Fresno, CA 93720
           (Address of principal executive offices and zip code)

                              (559) 353-3950
           (Registrant's telephone number, including area code)

Item 5.  Other Events.

         On September 29, 2000, W.R. Carpenter North America, Inc. (the "Company") announced the signing and simultaneous closing of a definitive agreement with a wholly owned subsidiary of United Rentals, Inc. ("NYSE:URI") providing for the sale of all of the assets and outstanding capital stock of Horizon High Reach, Inc., formerly a wholly owned subsidiary of the Company for $90 million (subject to certain adjustments to be based on a post-closing audit). Attached as Exhibit 99.c, and incorporated herein by this reference, is a copy of the Company's press release dated September 29, 2000 entitled "W.R. Carpenter Announces the Sale of Horizon High-Reach, Inc. to United Rentals."

Item 7.  Financial Statements and Exhibits

(c)     Exhibits.

99.c    Press Release of W.R.  Carpenter  North America,  Inc.
        Dated September 29,2000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 29, 2000

W.R. CARPENTER NORTH AMERICA, INC.

By /s/  Graham D. Croot, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.           Title

99.c   W.R. Carpenter North America, Inc. press release dated
       September 29, 2000 entitled
       " W.R. Carpenter Announces the Sale of Horizon High-Reach, Inc. to United Rentals ".

                               EXHIBIT 99.C

News Release

September 29, 2000

Source:    W. R. Carpenter North America, Inc.

Contact:   Graham D. Croot, W.R. Carpenter North America, Inc.
           (559)353-3953


W.R. CARPENTER ANNOUNCES THE SALE OF HORIZON HIGH REACH, INC. TO UNITED
RENTALS

      FRESNO, CA., SEPTEMBER 29, 2000 -- W.R. Carpenter North America, Inc. (the "Company") announced today the signing and simultaneous closing of a definitive agreement with a wholly owned subsidiary of United Rentals, Inc ("NYSE:URI"), whereby the Company has sold all of the assets and outstanding capital stock of Horizon High Reach, Inc. ("Horizon"), formerly a wholly owned subsidiary of the Company, for total consideration of $90 million (subject to certain adjustments to be based on a post-closing audit). At closing, the Company received consideration consisting of $50 million in cash and two senior unsecured 5 year promissory notes in the aggregate principal amount of $40 million.

      The Company is a holding company for its wholly owned subsidiary, UpRight, Inc., a leading manufacturer of aerial work platforms. Horizon is a leading industrial equipment rental, sales and service company specializing in aerial work platforms, with annual revenues of approximately $90 million for the last completed fiscal year.

      Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the Company's products, increased levels of competition, new products and technological changes, the Company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.